EXHIBIT 23.1

Report of Independent Registered Public Accounting Firm

We have issued our report dated March 26, 2009, with respect to the consolidated final statements included in the Annual Report of WaferGen Bio-systems, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of WaferGen Bio-systmes, Inc. on Form SB-2 (File No. 333-146239) and Form S-8 (File No. 333-152597).

/s/ Rowbotham and Company LLP

San Francisco, California
March 26, 2009